UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

GIA Investments Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-169955	42-1772642
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4790 Caughlin Parkway, Suite 387, Reno, Nevada 89519
(Address of principal executive offices and Zip Code)

775.851.7397
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2013, the holders of a majority of our issued and outstanding shares of common stock, by written consent, appointed and elected EN MING TSENG as a member of our Board of Directors, to serve as such in accordance with our Bylaws and the Nevada Revised Statutes, until his successor is elected or appointed and duly qualified.

There is no arrangement or understanding between EN MING TSENG and any other person pursuant to which EN MING TSENG was selected as a director.

EN MING TSENG is, and will not be, a member of any committee of our Board of Directors.

There is no transaction since the beginning of our last fiscal year, or any currently proposed transaction, pursuant to which we are or will be a participant for which the amount involves $120,000 and in which EN MING TSENG will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the GIA Investments Corp. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

GIA Investments Corp.

Dated: August 19, 2013	By:	/s/ Heer Hsiao
Heer Hsiao
Chief Executive Officer